UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

BEASLEY BROADCAST GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200
Naples, Florida	34103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 239 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2026, Beasley Broadcast Group, Inc. (the “Company”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company reported a stockholders’ deficit of $49,330,431, which is below the stockholders’ equity requirement for continued listing. Additionally, as of the date of this report, the Company does not meet either of the alternative continued listing standards under the Nasdaq Listing Rules.

The Notice does not have an immediate effect on the listing status of the Company’s common stock, which continues to trade on The Nasdaq Capital Market under the symbol “BBGI,” subject to the Company’s continued compliance with all other applicable listing requirements. Pursuant to the Notice, the Company is afforded 45 calendar days from the date of such notice, or until May 28, 2026, unless otherwise directed by Nasdaq staff, to submit a plan to Nasdaq outlining how the Company intends to regain compliance with Nasdaq’s continued listing standards. The Company currently intends to submit the required compliance plan within the prescribed timeframe. If the Company’s compliance plan is accepted by Nasdaq, then Nasdaq may, in its discretion, grant the Company up to 180 calendar days from the date of the Notice, or until October 10, 2026, to evidence compliance.

The Company is currently evaluating various courses of action to regain compliance and is working to quantify the expected accounting impacts of the Transactions (as defined and previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 20, 2026) to determine whether the expected positive impacts from the Transactions, if successfully completed, would result in the Company having stockholders’ equity that meets the requirements of Nasdaq Listing Rule 5550(b)(1). The Company plans to timely submit its compliance plan to Nasdaq. There can be no assurance that Nasdaq will accept the Company’s plan or that, if accepted, the Company will be able to regain compliance within the period provided.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “believes,” “expects,” “seeks,” “will,” “should,” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including, without limitation, statements regarding the Company’s intent or ability to submit a compliance plan, regain compliance with Nasdaq listing standards, maintain its listing on the Nasdaq Capital Market, or take specific actions in response to the Notice. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	the Company’s ability to develop and execute a successful compliance plan and Nasdaq’s acceptance of such plan;

•	the Company’s ability to satisfy each of Nasdaq’s continued listing requirements and maintain its listing on Nasdaq;

•	the Company’s ability to successfully complete the Transactions;

•	the Company’s future financial condition and operating results;

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations; and

•	other economic, business, competitive and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: April 14, 2026	By:	/s/ Caroline Beasley
Caroline Beasley Chief Executive Officer